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                                                                    Exhibit 99.4

                                 FORM OF PROXY

[X]  Please mark your votes as in this example.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted for the proposal to adopt the Agreement and Plan of Merger, dated as of March 18, 2001, among The Interpublic Group of Companies, Inc., Veritas Acquisition Corp., a wholly owned subsidiary of Interpublic, and True North Communications Inc. If other business is presented at the Special Meeting, this proxy will be voted on those matters in accordance with the best judgment of the named proxies. The True North Board of Directors recommends a vote FOR Item 1.

1. Adoption of the Agreement and Plan of Merger, dated as of March 18, 2001, among The Interpublic Group of Companies, Inc., Veritas Acquisition Corp., a wholly owned subsidiary of Interpublic, and True North Communications Inc.:

           FOR          AGAINST            ABSTAIN
           [ ]            [ ]                [ ]

Please check this box if you plan to attend the Special Meeting [_]

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and accompanying Proxy Statement/Prospectus dated May 10, 2001.

Please sign below exactly as name appears. When shares are held by joint tenants, both should sign. When signing as Guardian, Executors, Administrator, Attorney, Trustee, etc. please give full title as such. If a corporation, sign in full corporate name, by President or other authorized officer, giving title. If a partnership, sign in partnership name by authorized person.


                              ______________________________________


                              ______________________________________
                              Signature                    Date



PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

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                                    [LOGO]

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True North stockholders can now vote their shares over the telephone or
Internet.  This eliminates the need to return the proxy card.

To vote your shares over the telephone or the Internet you must have your proxy card and Social Security Number available. The Voter Control Number that appears in the box just below the perforation must be used in order to vote by telephone or over the Internet. These systems can be accessed 24 hours a day, seven days a week up until the day prior to the Special Meeting.

1.  To vote by telephone:
     On a touch-tone telephone call Toll-free:  1-877-PRX-VOTE (1-877-779-8683).

2.  To vote by Internet:
     Log on to the Internet and go to the web site:  http/www.eproxyvote.com/tno

Your vote over the telephone or the Internet registers your vote in the same manner as if you marked, signed, dated and returned your proxy card.

Do not return this Proxy Card if you are voting by telephone or Internet.

                 Your vote is important.  Thank you for voting.
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PROXY
                         TRUE NORTH COMMUNICATIONS INC.
                        Special Meeting of Stockholders
                                 June 19, 2001
         This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints KEVIN J. SMITH and SUZANNE S. BETTMAN, and each of them, with full power of substitution, attorneys and proxies with the powers the undersigned would possess if personally present to vote all the shares of Common Stock of the undersigned in TRUE NORTH COMMUNICATIONS INC. at the special meeting of its stockholders to be held at The University of Chicago, Graduate School of Business Conference Center - Sixth Floor, 450 North Cityfront Plaza Drive, Chicago, Illinois, on June 19, 2001 at 10:00 a.m., local time, or at any adjournment or postponement thereof, to vote on the proposal set forth on the opposite side of this card. This card also constitutes voting instructions by the undersigned to Fidelity Management Trust Company ("Fidelity"), the trustee of the trust maintained under the True North Communications Inc. Retirement Plan (the "Plan"), for all shares held of record by Fidelity to which the undersigned is entitled to vote, if any. If there are any shares for which voting instructions are not timely received, and as respects any unallocated shares held under the Plan, Fidelity will cause all such shares to be voted in the same proportion as it votes shares for which timely instructions are received.

This proxy grants discretionary authority to vote in accordance with the best judgment of the named proxies on other proposals or matters that may properly come before the meeting.

   THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

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